Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No.1 to Registration Statement No. 333-141196 on Form S-1 of our report dated March 7, 2007 relating to the financial statements of SemGroup Energy Partners, L.P. Predecessor and to our reports dated March 7, 2007 relating to the balance sheets of SemGroup Energy Partners, L.P. and SemGroup Energy Partners G.P., L.L.C., which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

April 13, 2007